                                  EXHIBIT 99.1

                                      PROXY


                         RALEIGH, SCHWARZ & POWELL, INC.
                        1201 PACIFIC AVENUE, SUITE 1000
                            TACOMA, WASHINGTON 98402


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         RALEIGH, SCHWARZ & POWELL, INC.



         Washington corporation ("Raleigh, Schwarz & Powell"), hereby appoints R.S. DeVine as proxy, with the power to appoint his substitute, and hereby authorizes Mr. DeVine to represent, and to vote as designated below, all the shares of common stock of Raleigh, Schwarz & Powell held of record by the undersigned on September 28, 2001, at the special meeting of shareholders of Raleigh, Schwarz & Powell, to be held at 1201 Pacific Avenue, Ninth Floor, Education Center, Tacoma, Washington 98402, on October 25, 2001, at 8:30 a.m., Pacific Time, and at all adjournments or postponements thereof upon the following matters, as set forth in the Notice of Special Meeting of Shareholders dated, October __, 2001 and proxy statement/prospectus, dated October __, 2001, copies of which have been received by the undersigned, hereby revoking any proxy heretofore given.


        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                                                     PLEASE MARK
                                                                   YOUR VOTES AS
                                                                   INDICATED [X]
                                                                IN THIS EXAMPLE:

The Board of Directors of Raleigh, Schwarz & Powell recommends a vote for the Agreement and Plan of Reorganization.

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of July 25, 2001, as amended, by and among Raleigh, Schwarz & Powell, Inc., Brown & Brown, Inc. and Brown & Brown of Washington, Inc. as heretofore and hereafter amended, and the transactions contemplated thereby:

        [ ] FOR                        [ ] AGAINST                  [ ] ABSTAIN

2. The proxy is hereby authorized to vote in his discretion upon all other business as may properly come before the special meeting.

                Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.


Signature:                                              Date:
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Signature:                                              Date:
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                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE